UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 18, 2004

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385

(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

M&T Bank Corporation announced today that its Board of Directors had authorized M&T Bank Corporation to repurchase up to 5,000,000 additional shares of its common stock, and disclosed that a previously reported 5,000,000 share repurchase program authorized on October 16, 2001 had been completed at an average price of $82.11 per share.

M&T Bank Corporation also announced today that its Board of Directors yesterday declared a quarterly cash dividend of $.40 per share on M&T Bank Corporation’s common stock, which represents an increase of 33% over the most recent quarterly dividend rate of $.30 per share. The dividend will be payable March 31, 2004 to stockholders of record at the close of business on February 27, 2004.

The public announcement of the foregoing matters was made by means of a news release, the text of which is set forth in Exhibit 99 hereto.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.

99	News Release dated February 18, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: February 18, 2004	By:	/s/ Michael P. Pinto

Michael P. Pinto Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99	News Release dated February 18, 2004. Filed herewith.